EXHIBIT 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GULF SOUTH PIPELINE COMPANY, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act. 6 Delaware Code, Chapter 17, does hereby certify as follows:

1. The name of the limited partnership is Gulf South Pipeline Company, LP.

2. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

3. The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS
Gulf South Pipeline Company, LLC	20 Greenway Plaza Houston, TX 77046

4. The Certificate of Limited Partnership shall be effective as of 11:59 P.M. Eastern Standard Time on December 31, 2000.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Gulf South Pipeline Company, LP as of this 27th day of December. 2000.

GULF SOUTH PIPELINE COMPANY, LLC
By: Its Sole Member, Koch Energy, Inc.

By	/s/ Nancy J. Smith
Nancy J. Smith, Assistant Secretary

EXHIBIT 3.1

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

State ID#

FIRST: The name of the Limited Partnership is Gulf South Pipeline Company, LP

SECOND: Article             of the Certificate of Limited Partnership shall be amended as follows: To change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 19th day of November, A.D. 2008.

By:	/s/ Michael E. McMahon
General Partner(s)

Name:	Michael E. McMahon
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